UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2014

POLYMER GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14330	57-1003983
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300 Charlotte, North Carolina		28269
(Address of Principal Executive Offices)		(Zip Code)

(704) 697-5100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 23, 2014, Polymer Group, Inc. (the “Company”) borrowed $68.0 million of delayed draw term loans (the “Delayed Draw Term Loans”) pursuant to its senior secured credit agreement, dated as of December 19, 2013, among the Company, its direct parent, Scorpio Acquisition Corporation, the lenders from time to time party thereto, and Citicorp North America, Inc. as administrative agent (as amended from time to time, the “Term Loan Facility”). The proceeds of the Delayed Draw Term Loans were used to repay existing indebtedness. The description of the terms of the Delayed Draw Term Loans and the Term Loan Facility are incorporated by reference to Item 2.03 of the Company’s Current Report on Form 8-K filed on June 11, 2014.
Item 8.01    Other Events.

On July 21, 2014, the Company repaid $9.1 million aggregate principal amount of indebtedness of Providencia USA, Inc., a wholly owned subsidiary of Companhia Providência Indústria e Comércio, a Brazilian corporation (sociedade anônima), related to a like amount of recovery zone facility bonds issued by the Iredell County Industrial Facilities and Pollution Control Financing Authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC

Date: July 24, 2014	/s/ Daniel L. Rikard
Daniel L. Rikard
Senior Vice President, General Counsel and Secretary